Exhibit 99.1

FROM: P.A.M. TRANSPORTATION SERVICES, INC.
P.O.  BOX 188
Tontitown, AR 72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE SECOND QUARTER
                             ENDED JUNE 30, 2005

Tontitown, Arkansas, July 28, 2005..........P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $3,679,592 or diluted and basic earnings per share of $.33 for the quarter ended June 30, 2005, and $6,582,979 or diluted and basic earnings per share of $.59 for the six month period then ended. These results compare to net income of $3,647,123 or diluted and basic earnings per share of $.32, and $5,677,941 or diluted and basic earnings per share of $.50, respectively, for the three and six months ended June 30, 2004.

Operating revenues excluding fuel surcharges were $83,321,440 for the second quarter of 2005, a 5.4% increase compared to $79,070,723 for the second quarter of 2004. Operating revenues excluding fuel surcharges were $163,429,915 for the six months ended June 30, 2005, a 4.3% increase compared to $156,744,158 for the six months ended June 30, 2004.

Robert W. Weaver, President of the Company, commented, "Results from our second quarter of 2005 showed modest improvement in earnings as compared to the second quarter of 2004. We achieved these results despite significant downtime at many of our automotive customers, a substantial driver pay increase, and overall softness in the general truckload sector as reported by some of our competitors. Revenue, before fuel surcharge, increased 5.4%. We feel our results for the quarter reflect the positive steps implemented to diversify our customer base allowing us the flexibility to respond to varying demand from the automobile industry. Projected downtime for the remainder of the year is currently expected to be minimal. Revenue per mile, before fuel surcharges, showed a strong increase of 10% from $1.11 in the second quarter of 2004 to $1.23 in the second quarter of 2005. Although collections from fuel surcharges increased from 4.06% of revenues, before fuel surcharges, in the second quarter of 2004 to 9.25% in the second quarter of 2005, the increased cost of fuel, net of fuel surcharges, had the effect of reducing earnings per share by $.09 for the quarter."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Friday, July 29, 2005 at 1:30 p.m. CDT (Please note that since the call will begin promptly at 1:30 p.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference telephonically by dialing (800) 289-0552. Please ask to be joined to the P.A.M. Transportation Services Second Quarter 2005 Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site one day after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need a PC that is internet enabled and capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

The conference may contain forward-looking statements made by the Company that involve risks, assumptions and uncertainties that are difficult to predict.
Investors are directed to the information contained in the forward-looking statement paragraph below and in the Company's Annual Report on Form 10-K, filed with the U.S. Securities and Exchange Commission, for a discussion of the risks that may affect the Company's operating results. Actual results may differ.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
                                         2005           2004            2005           2004
                                         ----           ----            ----           ----
Revenue, before fuel surcharge       $83,321,440    $79,070,723     $163,429,915   $156,744,158
Fuel surcharge                         7,705,844      3,212,797       13,789,161      5,660,135
                                     -----------    -----------     ------------   ------------
                                      91,027,284     82,283,520      177,219,076    162,404,293
Operating expenses:
 Salaries, wages and benefits         31,645,025     29,640,271       62,650,129     60,038,236
 Operating supplies                   25,114,276     18,587,354       47,767,691     36,965,003
 Rent/purchased transportation         9,423,929     10,010,054       19,255,572     19,772,306
 Depreciation/amortization             7,655,598      7,415,966       15,122,468     14,884,837
 Operating taxes and licenses          4,050,020      3,944,629        8,003,792      7,955,923
 Insurance and claims                  4,531,938      3,903,987        8,630,703      7,892,544
 Communications and utilities            642,738        658,091        1,341,828      1,365,676
 Other                                 1,359,208      1,555,050        2,667,249      2,903,855
 Loss on disposition of equipment         57,504         18,364           74,253        277,680
                                     -----------    -----------     ------------   ------------
Total operating expenses              84,480,236     75,733,766      165,513,685    152,056,060

Operating income                       6,547,048      6,549,754       11,705,391     10,348,233

Other income/(expense):
 Interest expense                       (365,881)      (348,276)        (619,723)      (698,520)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (365,881)      (348,276)        (619,723)      (698,520)
                                     -----------    -----------     ------------   ------------
Income before income taxes             6,181,167      6,201,478       11,085,668      9,649,713
Provision for income taxes             2,501,575      2,554,355        4,502,689      3,971,772
                                     -----------    -----------     ------------   ------------
Net income                           $ 3,679,592    $ 3,647,123     $  6,582,979   $  5,677,941
                                     ===========    ===========     ============   ============
Diluted earnings per share               $0.33          $0.32            $.59           $.50
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,129,910     11,322,148       11,227,466     11,321,727
                                     ===========    ===========     ============   ============

                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
Truckload Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total miles                           59,929,150     61,235,656      117,448,781    122,364,021
Empty miles factor                          5.24%          4.95%            5.18%          4.85%
Revenue per total mile,
    before fuel surcharge                  $1.23          $1.11            $1.22          $1.11
Total loads                               79,272         82,180          157,107        164,880
Revenue per truck per work day              $620           $580             $616           $571
Average company trucks                     1,780          1,742            1,778          1,757
Average owner operator trucks                 70             94               72             96

                                            Quarter ended                 Six Months ended
                                               June 30,                       June 30,
Logistics Operations                     2005           2004            2005           2004
--------------------                     ----           ----            ----           ----
Total revenue                        $9,887,573    $10,873,483     $19,915,673    $21,417,542
Operating income                       $508,649       $427,076        $945,107       $931,696

                                                As of
                                               June 30,
                                         2005           2004
                                         ----           ----
Long-Term Debt to
 Book Capitalization                    12.52%         12.63%

Shareholders' Equity                $168,258,823    $162,872,903